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                                                                   EXHIBIT 23.2





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report on Resources for Child Care Management, Inc. dated March 14, 1997 included in or made a part of CorporateFamily Solutions, Inc. registration statement, and to all references made to our Firm.




                                                ARTHUR ANDERSEN LLP

Nashville, Tennessee
July 23, 1997.